Exhibit 99.3

CONSOLIDATED FINANCIAL STATEMENTS

HSBC Card and Retail Servicer

As of December 31, 2011 and 2010 and

for the Years Ended December 31, 2011 and 2010

with Report of Independent Auditors

HSBC CARD AND RETAIL SERVICES

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2011 AND 2010

AND FOR THE YEARS THEN ENDED

Independent Auditors’ Report	1
Financial Statements	2
Notes to Financial Statements	6

KPMG LLP 303 East Wacker Drive Chicago, IL 60601-5212

Independent Auditors’ Report

The Board of Directors and Shareholder

HSBC North America Holdings, Inc.:

We have audited the accompanying balance sheets of HSBC Card and Retail Services (the Company) as of December 31, 2011 and 2010, and the related statements of income, changes in shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HSBC Card and Retail Services as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Chicago, Illinois

March 6, 2012

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

HSBC CARD AND RETAIL SERVICES

STATEMENTS OF INCOME

Year Ended December 31,	2011	2010
	(in millions)

Finance and other interest income	$4,395	$5,051
Interest expense	320	436

Net interest income	4,075	4,615
Provision for credit losses	1,421	1,962

Net interest income after provision for credit losses	2,654	2,653

Other revenues:
Fee income	751	795
Enhancement services revenue	500	515
Gain on receivable sales to related parties	40	48
Servicing and other fees from related parties	22	24
Other income (l)	32	6

Total other revenues	1,345	1,388

Operating expenses:
Salaries and employee benefits	280	341
Occupancy and equipment expenses, net	49	64
Other marketing expenses	272	308
Other servicing and administrative expenses	485	406
Support services from related parties	804	803
Amortization of intangibles	138	138

Total operating expenses	2,028	2,060

Income before income tax expense	1,971	1,981
Income tax expense	740	765

Net income	$1,231	$1,216

(1)

During the years ended December 31, 2011 and 2010, $0 and $7.1 million of non-credit other-than-temporary impairment losses on securities available-for-sale were recognized, which were recorded in accumulated other comprehensive income (“AOCI”).

The accompanying notes are an integral part of the financial statements.

HSBC CARD AND RETAIL SERVICES

BALANCE SHEETS

December 31,	2011	2010
	(in millions)
Assets
Interest bearing deposits with banks	$1,140	$8
Securities, available-for-sale	92	1,184
Receivables, net	29,526	30,895
Intangible assets, net	467	605
Property and equipment, net	236	265
Deferred tax asset	945	1,196
Federal Reserve Bank stock	33	34
Other assets	733	753

Total assets	$33,172	$34,940

Liabilities
Secured financing	195	345
Deferred tax liability	832	1,067
Other liabilities	717	465

Total liabilities	1,744	1,877

Shareholder’s equity
Parent’s net investment	31,428	33,055
Accumulated other comprehensive income, net	—	8

Total shareholder’s equity	31,428	33,063

Total liabilities and shareholder’s equity	$33,172	$34,940

The accompanying notes are an integral part of the financial statements.

HSBC CARD AND RETAIL SERVICES

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

Year Ended December 31,	2011	2010
	(in millions)
Total shareholder’s equity:
Balance at the beginning of period	$33,063	$35,764
Net Income	1,231	1,216
Net transfers to Parent	2,858	3,925
Net change in accumulated other comprehensive income	(8)	8

Balance at the end of period	$31,428	$33,063

The accompanying notes are an integral part of the financial statements.

HSBC CARD AND RETAIL SERVICES

STATEMENTS OF CASH FLOWS

Year Ended December 31,	2011	2010
	(in millions)
Cash flows from operating activities
Net income	$1,231	$1,216
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for credit losses	1,421	1,962
Gain on receivable sales to related parties	(40)	(48)
Gain on sale of investments	(11)	—
Depreciation and amortization	174	218
Deferred income tax provision	21	194
Net change in other assets	251	415
Net change in other liabilities	24	(502)
Originations of loans held for sale	(2,303)	(2,434)
Sales and collections on loans held for sale	2,343	2,482
Other, net	(88)	53

Net cash provided by operating activities	3,023	3,556

Cash flows from investing activities
Net change in interest bearing deposits with banks	(1,132)	4
Net change in short-term securities available-for-sale	270	178
Securities:
Purchased	(542)	(7,410)
Sold	1,114	7,973
Matured	235	213
Receivables:
Net collections	92	2,118
Purchases and related premiums	(48)	(44)
Purchases of property and equipment	(4)	(5)

Net cash provided by (used in) investing activities	(15)	3,027

Cash flows from financing activities
Debt:
Secured financings issued	—	285
Secured financings retired	(150)	(2,943)
Transfers to Parent, net	(2,858)	(3,925)

Net cash used in financing activities	(3,008)	(6,583)

Net change in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

1.	Organization

HSBC Card and Retail Services is a component of a business of HSBC Finance Corporation (“HBIO”) which is an indirect wholly-owned subsidiary of HSBC North America Holdings Inc. (“HSBC North America” or “Parent”) which is an indirect wholly-owned subsidiary of HSBC Holdings plc (“HSBC”). HSBC Card and Retail Services may also be referred to in these notes to the consolidated financial statements as “the Business”, “the Company”, “we,” “us” or “our.” We issue MasterCard, Visa, American Express and Discover credit card receivables (“Credit Card”) and private label receivables to consumers nationwide. HSBC Card and Retail Services has historically operated as a part of its indirect Parent, HSBC North America. HSBC North America has sole ownership of the assets.

2.	Nature of Business, Basis of Presentation and Principles of Combination

The accompanying carve-out financial statements of HSBC Card and Retail Services have been prepared from the historical accounting records of HSBC North America. The accompanying carve-out financial statements have been prepared as a result of the agreement reached during the third quarter of 2011 to sell the HSBC Card and Retail Services business to Capital One Financial Corporation (“Capital One”). As the business was historically managed and financed as part of a larger group, its accounts have been adjusted to reflect charges for business functions provided by the Parent and its affiliates.

Historically, financial statements have not been prepared on a stand-alone basis for HSBC Card and Retail Services, as it has not operated separately from its Parent. These financial statements reflect the carve-out financial position and the related results of operations, cash flows, and changes in shareholder’s equity for the HSBC Card and Retail Services business described above in a manner consistent with how HSBC North America managed the business and as though HSBC Card and Retail Services had been a stand-alone company for all periods presented. All material assets and liabilities specifically identified to the HSBC Card and Retail Services business have been presented in the carve-out balance sheets; all material revenues and expenses specifically identified to the HSBC Card and Retail Services business and allocations of overhead expenses have been presented in the carve-out statements of operations. The carve-out financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United States (“US GAAP”), Regulation S-X, Article 3 “General instructions as to financial statements” and Staff Accounting Bulletin (“SAB”) Topic 1-B “Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.”

Parent’s net investment in HSBC Card and Retail Services is shown within shareholder’s equity in the financial statements as there was no direct ownership relationship between HSBC North America and the Business (as the Business is not a separate legal entity). HSBC North America’s net investment in the Business is presented as “Parent’s net investment.” Changes in Parent’s net investment include net cash transfers and other transfers to and from Parent and the Business. Assets, liabilities, and expenses not specifically identifiable to the Business are reflected in the Parent’s net investment account and include:

•	Cash transfers to and from HSBC North America and HSBC Card and Retail Services;

•	Accrued liabilities related to corporate allocations including administrative expenses for legal, accounting, treasury, information technology, human resources, and other services; and

•	Interest expense and financing related balances such as debt that is managed centrally by the Parent and which was not secured by the HSBC Card and Retail Services’ assets.

Transactions between HSBC Card and Retail Services and the Parent and its affiliates have been identified as related party transactions. These transactions occur at prevailing market rates and terms. Payments made by HSBC North America to HSBC Card and Retail Services or to HSBC North America from HSBC Card and Retail Services are presented as transfers to and from parent as a component of Net Parent’s Investment. Additionally, the carve-out financial statements for HSBC Card and Retail Services include allocations of costs for certain support functions (see Note 10 – Related Party Transactions). In the opinion of HSBC’s management, all adjustments have been reflected that are necessary for a fair presentation of the carve-out financial statements. The allocations have been made on a reasonable basis and have been consistently applied for each period presented. The carve-out financial statements may not necessarily reflect the financial position, results of operations or cash flows that HSBC Card and Retail Services might have had in the past, or might have in the future, if it had existed as a separate, stand-alone business during the periods presented.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

3.	Summary of Significant Accounting Policies and New Accounting Pronouncements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Subsequent events have been evaluated through the date these financial statements were issued on March 6, 2012.

Transactions with Related Parties In the normal course of business, we enter into transactions with HSBC North America and its affiliates. These transactions occur at prevailing market rates and terms and include funding arrangements, derivative execution, purchases and sales of receivables, servicing arrangements, information technology services, item processing and statement processing services, banking services, human resources, corporate affairs, tax, finance, compliance, legal and other shared services in North America.

Securities We maintain an investment portfolio of debt securities (comprised primarily of U.S. Treasury and equity securities). Our entire investment securities portfolio is classified as available-for-sale. Available-for-sale investment securities are intended to be invested for an indefinite period but may be sold in response to events we expect to occur in the foreseeable future. These investments are carried at fair value with changes in fair value recorded as adjustments to shareholder’s equity in accumulated other comprehensive income, net of income taxes.

When the fair value of a security has declined below its amortized cost basis, we evaluate the decline to assess if it is considered other-than-temporary. Only the credit loss component of such a decline is recognized in earnings for a debt security that we do not intend to sell and for which it is not more-likely-than-not that we will be required to sell prior to recovery of its amortized cost basis. A new cost basis is established for the security that reflects the amount of the other-than-temporary impairment loss recognized in earnings. The non-credit loss related impairment is recognized in accumulated other comprehensive income.

Cost of investment securities sold is determined using the specific identification method. Realized gains and losses from the investment portfolio are recorded in other income. Interest income earned on the investment portfolio is classified in the statements of income in net interest income. Accrued investment income is classified with investment securities.

For cash flow presentation purposes, we consider available-for-sale securities with original maturities less than 90 days as short term, and thus any purchases, sales and maturities are presented on a net basis.

Receivables Finance receivables are carried at amortized cost, which represents the principal amount outstanding, net of any unearned income, charge-offs, and unamortized deferred fees and costs on originated loans. Finance receivables are further reduced by credit loss reserves. Finance income, which includes interest income and unamortized deferred fees and costs on originated receivables, is recognized using the effective yield method. Premiums and discounts are generally recognized as adjustments to the yield of the related receivables. Origination fees are deferred and generally amortized to finance income over the estimated life of the related receivables, except to the extent they offset directly related lending costs.

Provision and Credit Loss Reserves Provision for credit losses on receivables is made in an amount sufficient to maintain credit loss reserves at a level considered adequate, but not excessive, to cover probable incurred losses of principal, accrued interest and fees, including late, over limit and annual fees, in the existing loan portfolio. We estimate probable incurred losses using a roll rate migration analysis that estimates the likelihood that a loan will progress through the various stages of delinquency and ultimately charge-off. This analysis considers delinquency status, loss experience and severity and takes into account whether loans are in bankruptcy, have been re-aged, or are subject to forbearance, an external debt management plan, hardship, modification, extension or deferment. Our credit loss reserves also take into consideration the loss severity expected based on the underlying collateral, if any, for the loan in the event of default based on historical and recent trends. Delinquency status may be affected by customer account management policies and practices, such as the re-age of accounts, forbearance agreements, extended payment plans, modification arrangements, and deferments. When customer account management policies, or changes thereto, shift loans from a “higher” delinquency bucket to a “lower” delinquency bucket, this will be reflected in our roll rate statistics. To the extent that restructured accounts have a greater propensity to roll to higher delinquency buckets, this will be captured in the roll rates. Since the loss reserve is computed based on the composite of all these calculations,

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

this increase in roll rate will be applied to receivables in all respective buckets, which will increase the overall reserve level. In addition, loss reserves on consumer receivables are maintained to reflect our judgment of portfolio risk factors which may not be fully reflected in the statistical roll rate calculation. Risk factors considered in establishing loss reserves include product mix, bankruptcy trends, geographic concentrations, loan product features, economic conditions such as national and local trends in unemployment, housing markets and interest rates, portfolio seasoning, account management policies and practices, current levels of charge-offs and delinquencies, changes in laws and regulations and other items which can affect consumer payment patterns on outstanding receivables such as natural disasters and global pandemics.

While our credit loss reserves are available to absorb losses in the entire portfolio, we specifically consider the credit quality and other risk factors for each of our products. We recognize the different inherent loss characteristics in each of our products, and for certain products their vintages, as well as customer account management policies and practices and risk management/collection practices. Charge-off policies are also considered when establishing loss reserve requirements. We also consider key ratios such as reserves to nonperforming loans, reserves as a percentage of net charge-offs, reserves as a percentage of two-months-and-over contractual delinquency and months coverage ratios in developing our loss reserve estimate. Loss reserve estimates are reviewed periodically and adjustments are reported in earnings when they become known. As these estimates are influenced by factors outside our control, such as consumer payment patterns and economic conditions, there is uncertainty inherent in these estimates, making it reasonably possible that they could change.

Provisions for credit losses on loans for which we have modified the terms of the loan as part of a troubled debt restructuring (“TDR Loans”) are determined using a discounted cash flow impairment methodology. During 2011, we adopted a new Accounting Standards Update which provided additional guidance for determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring for purposes of the identification and reporting of troubled debt restructurings as well as for recording impairment. Under this new guidance, we have determined that all receivables modified as a result of a financial difficulty for periods of greater than three months, regardless of whether the modification was permanent or temporary, should be reported as TDR Loans. Prior to 2011, loans which have been granted a permanent modification, a twelve-month or longer modification, or two or more consecutive six-month modifications were considered TDR Loans. Modifications may include changes to one or more terms of the loan, including but not limited to, a change in interest rate, an extension of the amortization period, a reduction in payment amount and partial forgiveness or deferment of principal or accrued interest. TDR Loans are considered to be impaired loans. Interest income on TDR Loans is recognized in the same manner as loans which are not TDRs. Once a loan is classified as a TDR, it continues to be reported as such until it is paid off or charged-off.

Charge-Off and Nonaccrual Policies and Practices Our loans are generally charged-off by the end of the month in which the account becomes six months contractually delinquent. Charge-off involving a bankruptcy occurs by the end of the month at the earlier of 60 days after notification or 180 days delinquent. Interest generally accrues until charge- off.

Delinquency status for loans is determined using the contractual method which is based on the status of payments under the loan. An account is generally considered to be contractually delinquent when payments have not been made in accordance with the loan terms. Delinquency status may be affected by customer account management policies and practices such as the restructure, re-age or modification of accounts.

Properties and Equipment, Net Properties and equipment are recorded at cost, net of accumulated depreciation and amortization. For financial reporting purposes, depreciation is provided on a straight-line basis over the estimated useful lives of the assets which generally range from 3 to 40 years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the term of the lease. Maintenance and repairs are expensed as incurred.

Intangible Assets Intangible assets currently consist of purchased credit card relationships and related programs, which are amortized on a straight-line basis over their useful lives. These estimated useful lives range from seven to ten years for certain purchased credit card relationships and related programs. Intangible assets are reviewed for impairment using discounted cash flows annually, or earlier if events indicate that the carrying amounts may not be recoverable. We consider significant and long-term changes in industry and economic conditions to be our primary indicator of potential impairment. Impairment charges, when required, are calculated using discounted cash flow models, which include inputs and assumptions consistent with those used by market participants.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

Federal Reserve Bank Stock Federal Reserve Bank Stock is recorded at cost. We consider whether there have been any events or economic circumstances to indicate that impairment on such securities has occurred.

Gain on Sale of Receivables On a daily basis, receivables related to the HSBC Bank USA, N.A. (“HBUS”) banking relationship are sold to affiliates and settled for cash proceeds. Such transactions achieve sale accounting treatment as the receivables are deemed transferred beyond the reach of HSBC Card and Retail Services and its creditors, the purchaser has the right to pledge or exchange the receivables, and the Business has surrendered control over the transferred receivables. To the extent sales accounting treatment is achieved, the receivables are removed from the balance sheet and a gain/(loss) on sale is recognized.

Gain on sale of receivables are recorded at the time of the sale of the receivable balances to affiliates and represent the excess of the sales proceeds over the carrying value of receivables sold.

The sales price for each type of portfolio is determined using a fair value which is calculated semi-annually in April and October by an independent third party. A discounted cash flow valuation methodology is used which discounts the projected future cash flows of the receivables. The future cash flows are developed using business projections reflecting historical performance and adjusting for key factors such as the projected economic and regulatory environment. The key assumptions applied in the valuation include the payment rates, rates of estimated defaults and credit losses, the interest rates of the receivables and the discount rate. The independent third party provides a fair value range and the Business uses the midpoint of the fair value range in determining the price for the daily sale of receivables.

Employee Benefits Wages, salaries, and bonuses are accrued in the period in which the associated services are rendered by employees of the Business. Certain employees of the Business participate in share-based payment plans, pension plans, and other post retirement plans sponsored by the Parent. A charge for HSBC Card and Retail Services’ employee participation in these plans has been included in the income statement.

Income Taxes HSBC’s historic consolidated financial statements included the HSBC Card and Retail Services operations. For purposes of these carve-out financial statements, HSBC Card and Retail Services’ taxes are computed and reported on a “separate return” basis. Income taxes as presented herein allocate current and deferred income taxes of HSBC to HSBC Card and Retail Services in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by ASC 740, Income Taxes. The separate return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a stand-alone enterprise. Accordingly, the sum of the amounts allocated to the carve-out tax provisions may not equal the historical consolidated provision. As a result, actual tax transactions included in the consolidated financial statements of the Parent may not be included in the carve-out financial statements of the Business. Similarly, the tax treatment of certain items reflected in the carve-out financial statements of the Business may not be reflected in the consolidated financial statements of the Parent.

Income tax expense comprises current and deferred tax. Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective income tax bases. Deferred tax assets are reviewed at each reporting date and the Business establishes a valuation allowance when it is more likely than not that all or a portion of a deferred tax asset will not be realized.

The Business accounts for uncertainty in income taxes in accordance with ASC 740-10, Accounting For Uncertainty In Income Taxes. The benefits of uncertain tax positions are recorded in our financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from taxing authorities. When facts and circumstances change, we reassess these probabilities and record any changes in the financial statements as appropriate.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

New Accounting Pronouncements Adopted

Credit Quality and Allowance for Credit Losses Disclosures In July 2010, the FASB issued an Accounting Standards Update to provide more transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. The new disclosures about troubled debt restructurings became effective for interim and annual periods beginning on or after June 15, 2010. See Note 5, “Receivables,” in these consolidated financial statements for the expanded disclosure on troubled debt restructurings.

Troubled Debt Restructurings In April 2011, the FASB issued an Accounting Standards Update which provided additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring, for purposes of the identification and disclosure of troubled debt restructurings, as well as for recording impairment. In the third quarter of 2011, we adopted this Accounting Standards Update. As required, the new guidance was applied retrospectively to restructurings occurring on or after January 1, 2011 and for purposes of measuring impairment on these receivables, a discounted cash flow approach was applied. The impact of adopting this new Accounting Standards Update was not significant.

4.	Securities

Securities consisted of the following available-for-sale investments:

December 31, 2011	Amortized Cost	Non-Credit Loss Component Of OTTI Securities(1)	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in millions)
U.S. Treasury	$80	$—	$—	$—	$80
Foreign debt securities(2)	1	—	—	—	1
Equity securities	10	—	—	—	10

Subtotal	91	—	—	—	91
Accrued interest income	1	—	—	—	1

Total securities available-for-sale	$92	$—	$—	$—	$92

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

December 31, 2010	Amortized Cost	Non-Credit Loss Component Of OTTI Securities (4)	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in millions)
U.S. Treasury	$329	$—	$8	$—	$337
U.S. government sponsored enterprises(3)	212	—	1	(1)	212
U.S. government agency issued or guaranteed	8	—		—	8
Obligations of U.S. states and political subdivisions	1	—	—	—	1
Asset-backed securities (4)	27	(7)	—	—	20
U.S. corporate debt securities (5)	224	—	10	(1)	233
Foreign debt securities(2)	78	—	3		81
Equity securities	8	—		—	8
Money market funds	280	—	—	—	280

Subtotal	1,167	(7)	22	(2)	1,180
Accrued interest income	4	—	—	—	4

Total securities available-for-sale	$1,171	$(7)	$22	$(2)	$1,184

(1)

For available-for-sale debt securities which are other-than-temporarily impaired, the non-credit loss component of other-than-temporary impairment (“OTTI”) is recorded in accumulated other comprehensive income (loss).

(2)	There were no foreign debt securities issued by the government of Portugal, Ireland, Italy, Greece or Spain.
(3)	Includes primarily non mortgage-backed securities and discount notes issued by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.
(4)	The majority of our asset-backed securities are residential mortgage-backed securities.
(5)	The majority of our U.S. corporate debt securities represent investments in financial services and industrial sectors.

There are no unrealized losses at December 31, 2011. A summary of gross unrealized losses and related fair values as of December 31, 2010 classified as to the length of time the losses have existed follows:

December 31, 2010	Less Than One Year			Greater Than One Year
	Number of Securities	Gross Unrealized Losses	Aggregate Fair Value of Investments	Number of Securities	Gross Unrealized Losses		Aggregate Fair Value of Investments
	(in millions)
U.S. government sponsored	7	$(.8)	$124	—	$—		$—
Obligations of U.S. states and political subdivisions	1	(.2)	1	—	—		—
Asset backed securities	—	—	—	2	—	(1)	3
U.S. corporate debt securities	9	(.4)	35	—	—		—
Foreign debt securities	8	(.4)	25	—	—		—

Total	25	$(1.8)	$185	2	$—		$3

(l)	Less than $100 thousand

On-Going Assessment for Other-Than-Temporary Impairment

On a quarterly basis, we perform an assessment to determine whether there have been any events or economic circumstances to indicate that a security with an unrealized loss has suffered other-than-temporary impairment. A debt security is considered impaired if the fair value is less than its amortized cost basis at the reporting date. If impaired, we then assess whether the unrealized loss is other-than-temporary.

An unrealized loss is generally deemed to be other-than-temporary and a credit loss is deemed to exist if the present value of the expected future cash flows is less than the amortized cost basis of the debt security. As a result, the credit loss component of an other-than-temporary impairment write-down for debt securities is recorded in earnings while the

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

remaining portion of the impairment loss is recognized net of tax in accumulated other comprehensive income (loss) provided we do not intend to sell the underlying debt security and it is more-likely-than-not that we would not have to sell the debt security prior to recovery.

For all our debt securities, as of the reporting date we do not have the intention to sell these securities and believe we will not be required to sell these securities for contractual, regulatory or liquidity reasons.

We consider the following factors in determining whether a credit loss exists and the period over which the debt security is expected to recover:

•	The length of time and the extent to which the fair value has been less than the amortized cost basis;

•

The level of credit enhancement provided by the structure which includes, but is not limited to, credit subordination positions, overcollateralization, protective triggers and financial guarantees provided by monoline wraps;

•

Changes in the near term prospects of the issuer or underlying collateral of a security, such as changes in default rates, loss severities given default and significant changes in prepayment assumptions;

•	The level of excess cash flows generated from the underlying collateral supporting the principal and interest payments of the debt securities; and

•	Any adverse change to the credit conditions of the issuer or the security such as credit downgrades by the rating agencies.

Gross unrealized losses decreased year-over-year primarily due to the sale of a substantial portion of our securities portfolio. During 2011, after an evaluation of the investment portfolio requirements subsequent to the planned sale of Card and Retail Services to Capital One, the Business sold the majority of its investment portfolio and reinvested the proceeds with the Federal Reserve.

We review our securities for which there is an unrealized loss in accordance with our accounting policies for other- than-temporary impairment. During 2010, certain asset-backed securities were determined to be other-than- temporarily impaired which resulted in an other-than-temporary impairment of $7.3 million being recognized on these investments. The credit loss component of the impairment on these debt securities which totaled $0.2 million was recorded in other income in the statement of income, while the remaining non-credit portion of the impairment loss which totaled $7.1 million, was recognized in accumulated other comprehensive income as of December 30, 2010. These securities were subsequently sold in December 2011. At December 31, 2010, we did not consider any other securities in an unrealized loss to be other-than-temporarily impaired because we expected to recover the entire amortized cost basis of the securities and we neither intended to nor expected to be required to sell the securities prior to recovery.

Proceeds from the sale of long-term investments were $1,114 million and $28 million for the years ended December 31, 2011 and 2010, respectively. We realized $22 million and $0.1 million gross gains during the years ended December 31, 2011 and 2010, respectively. We realized $11 million and nil gross losses in the years ended December 31, 2011 and 2010, respectively. We realized gross gains related to other-than-temporary impairment of $0.1 million and nil in the years ended December 31, 2011 and 2010, respectively. We realized gross losses related to other-than-temporary impairment of nil and $0.2 million during the years ended December 31, 2011 and 2010, respectively.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

Contractual maturities of and yields on investments in debt securities for those with set maturities were as follows:

	At December 31, 2011
	Due within 1 year	After 1 but within 5 years	After 5 but within 10 years	After 10 years	Total
	(in millions)
U.S. Treasury
Amortized cost	$80	$—	$—	$—	$80
Fair value	80	—	—	—	80
Yield (1)	0.58%	—	—	—	0.58%
Foreign debt securities
Amortized cost	$—	$1	$—	$—	$1
Fair value	—	1	—	—	1
Yield (1)	—	0.55%	—	—	0.55%

(1)	Computed by dividing annualized interest by the amortized cost of the respective investment securities.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

	At December 31, 2010
	Due within 1 year	After 1 but within 5 years	After 5 but within 10 years	After 10 years	Total
	(in millions)
U.S. Treasury
Amortized cost	$100	$229	$—	$—	$329
Fair value	100	237	—	—	337
Yield (1)	.79%	2.20%	—	—	1.77%
U.S. government sponsored enterprises
Amortized cost	$100	$107	$3	$2	$212
Fair value	100	107	3	2	212
Yield (1)	.28%	1.28%	4.96%	5.53%	0.90%
U.S. government agency issued or guaranteed
Amortized cost	$—	$—	$—	$8	$8
Fair value	—	—	—	8	8
Yield (1)	—	—	—	4.78%	4.78%
Obligations of U.S. states and political subdivisions
Amortized cost	$—	1	$—	$—	$1
Fair value	—	1	—	—	1
Yield (1)	—	0.37%	—	—	0.37%
Asset-backed securities
Amortized cost	$—	$—	$—	$27	$27
Fair value	—	—	—	20	20
Yield (1)	—	—	—	6.56%	6.56%
U.S. corporate debt securities
Amortized cost	$12	$207	$5	$—	$224
Fair value	13	215	5	—	233
Yield (1)	3.47%	3.80%	2.54%	—	3.76%
Foreign debt securities
Amortized cost	$10	$68	$—	$—	$78
Fair value	10	71	—	—	81
Yield (1)	1.93%	3.71%	—	—	3.48%

(l)	Computed by dividing annualized interest by the amortized cost of the respective investment securities.

5.	Receivables

Receivables consisted of the following:

December 31,	2011	2010
	(in millions)
Credit card	$17,704	$19,012
Private label	12,942	13,693

Total receivables	30.646	32,705

Accrued finance income	567	496
Credit loss reserves	(1,687)	(2,306)

Total receivables, net	$29,526	$30,895

MasterCard and Visa annual fees are netted with direct lending costs, deferred, and amortized on a straight-line basis over one year. Deferred MasterCard and Visa annual fees, net of direct lending costs related to these receivables totaled $1 million and $6 million at December 31,2011 and 2010, respectively.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

Collateralized Funding Transactions We have secured conduit credit facilities with commercial banks which provides for secured financings of credit card receivables on a revolving basis totaling $650 million and $1,150 million at December 31, 2011 and 2010, respectively. At December 31, 2011, secured financings with a balance of $195 million, with interest rates ranging from 1.16 percent to 1.28 percent, were secured by $355 million of credit card and private label receivables. At December 31, 2010, secured financings with a balance of $345 million, with interest rates ranging from 0.01 percent to 1.60 percent, were secured by $623 million of credit card and private label receivables.

Age Analysis of Past Due Receivables The following table summarizes the past due status of our receivables at December 31,2011 and 2010. The aging of past due amounts is determined based on the contractual delinquency status of payments made under the receivable. An account is generally considered to be contractually delinquent when payments have not been made in accordance with the loan terms. Delinquency status may be affected by customer account management policies and practices such as re-age or modification. Additionally, delinquency status is also impacted by payment percentage requirements which vary between servicing platforms.

	Days Past Due			Total Past Due(1)	Current	Total Receivables
December 31, 2011	1 - 29 days	30 - 89 days	>90 days
	(in millions)
Credit card	$674	$442	$474	$1,590	$16,114	$17,704
Private label	564	268	249	1,081	11,861	12,942

Total receivables	$1,238	$710	$723	$2,671	$27,975	$30,646

	Days Past Due			Total Past Due(1)	Current	Total Receivables
December 31, 2010	1 - 29 days	30 - 89 days	>90 days
	(in millions)
Credit card	$746	$554	$663	$1,963	$17,049	$19,012
Private label	542	303	342	1,187	12,506	13,693

Total receivables	$1,288	$857	$1,005	$3,150	$29,555	$32,705

Contractual maturities Contractual maturities of our receivables were as follows:

December 31, 2011	2012	2013	2014	2015	2016	Thereafter	Total
	(in millions)
Credit card(1)	$10,624	$3,491	$1,589	$788	$429	$783	$17,704
Private label(1)	7,041	2,799	1,408	750	416	528	12,942

Total	$17,665	$6,290	$2,997	$1,538	$845	$1,311	$30,646

December 31, 2010	2011	2012	2013	2014	2015	Thereafter	Total
	(in millions)
Credit card(1)	$10,769	$3,896	$1,814	$975	$558	$1,000	$19,012
Private label(1)	8,734	2,625	1,176	559	282	317	13,693

Total	$19,503	$6,521	$2,990	$1,534	$840	$1,317	$32,705

(1)	As credit card and private label receivables do not have stated contractual maturities, the table reflects estimates based on historical repayment patterns.

As a substantial portion of consumer receivables, based on our experience, will be renewed or repaid prior to contractual maturity, the above maturity schedule should not be regarded as a forecast of future cash collections.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

The following table summarizes contractual maturities of receivables due after one year by repricing characteristic:

December 31, 2011	Over 1 But Within 5 Years	Over 5 Years
	(in millions)
Receivables at predetermined interest rates	$3,382	$301
Receivables at floating or adjustable rates	8,288	1,010

Total	$11,670	$1,311

December 31, 2010	Over 1 But Within 5 Years	Over 5 Years
	(in millions)
Receivables at predetermined interest rates	$3,498	$288
Receivables at floating or adjustable rates	8,386	1,029

Total	$11,884	$1,317

Nonperforming receivables Accruing receivables 90 or more days delinquent are summarized in the following table.

December 31,	2011	2010
	(in millions)
Nonaccrual receivable(1):
Credit card	$459	$645
Private label	246	337

Total nonperforming receivables	$705	$982

Credit loss reserves as a percent of nonperforming receivables(2)	239.1%	234.8%

(1)	Credit card and private label receivables continue to accrue interest after they become 90 or more days delinquent, consistent with industry practice.
(2)	Ratio represents credit loss reserves divided by the corresponding outstanding balance of total nonperforming receivables.

Troubled Debt Restructurings Troubled debt restructurings (“TDR Loans”) represent receivables for which the original contractual terms have been modified to provide for terms that are less than what we would be willing to accept for new receivables with comparable risk because of deterioration in the borrower’s financial status. During the third quarter of 2011, we adopted a new Accounting Standards Update which provided additional guidance for determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring for purpose of identification and reporting of troubled debt restructurings as well as for recording impairment. The additional credit card TDR Loans reported in the third quarter of 2011 as a result of the adoption of the new Accounting Standards Update was not significant.

Modifications for credit card and private label receivables substantially involve interest rate reductions which lower the amount of finance income we are contractually entitled to receive in future periods. By lowering the interest rate and making other changes to the loan terms, we believe we are able to increase the amount of cash flow that will ultimately be collected from the loan, given the borrower’s financial condition. Re-aging is an account management action that results in the resetting of the contractual delinquency status of an account to current. TDR Loans are reserved for based on the present value of expected future cash flows discounted at the loans’ original effective interest rate which generally results in a higher reserve requirement for these loans. Once a loan is classified as a TDR, it continues to be reported as such until it is paid off or charged-off.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

The following table presents information about receivables which as a result of an account management action during December 31, 2011 became classified as TDR Loans. During the December 31, 2011, substantially all of the actions reflect loan modifications involving interest rate reductions.

Year Ended December 31, 2011
(in millions)
Credit card	$143
Private label	52

Total	$195

The following table presents information about TDR Loans:

December 31,	2011	2010
	(in millions)
TDR Loans(1)(2):
Credit card	$507	$650
Private label	168	230

Total TDR Loans	$675	$880

December 31,	2011	2010
	(in millions)
Credit loss reserves for TDR Loans:
Credit card	$177	$249
Private label	59	79

Total credit loss reserves for TDR Loans(1)(2)	$236	$328

(1)	TDR Loans are considered to be impaired loans regardless of accrual status. We use certain assumptions and estimates to compile our TDR balances and future cash flow estimates relating to these loans.
(2)

The TDR Loan balances included in the table above reflect the current carrying amount of TDR Loans and includes all basis adjustments on the loan, such as unearned income, unamortized deferred fees and costs on originated loans and premiums or discounts on purchased loans. The following table reflects the unpaid principal balance of TDR Loans:

December 31	2011	2010
	(in millions)
Credit card	$514	$684
Private label	166	227

Total TDR Loans	$680	$911

The following table discloses receivables which were classified as TDR Loans during the previous 12 months which became sixty days or greater contractually delinquent during year ended December 31, 2011:

Year Ended December 31, 2011
(in millions)
Credit card	$68
Private label	38

Total	$106

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

Additional information relating to TDR Loans is presented in the table below:

Year Ended December 31,	2011	2010
	(in millions)
Average balance of TDR Loans:
Credit card	$566	$617
Private label	195	232

Total average balance of TDR Loans	$761	$849

Interest income recognized on TDR Loans
Credit card	$40	$64
Private label	19	28

Total interest income recognized on TDR Loans	$59	$92

Consumer Receivable Credit Quality Indicators Credit quality indicators used for consumer receivables include a loan’s delinquency status, whether the loan is performing and whether the loan is considered a TDR Loan.

Delinquency The following table summarizes dollars of two-months-and-over contractual delinquency and as a percent of total receivables (“delinquency ratio”) for our loan portfolio:

	December 31, 2011		December 31, 2010
	Dollars of Delinquency	Delinquency Ratio	Dollars of Delinquency	Delinquency Ratio
	(in millions)
Credit card	$643	3.63%	$880	4.82%
Private label	351	2.71	461	3.19

Total	$994	3.24%	$1,341	4.10%

Nonperforming The status of our consumer receivable portfolio is summarized in the following table:

	Performing Loans	Accruing Loans Contractually Past Due 90 days or More(1)	Total
	(in millions)
December 31, 2011
Credit Cards	$17,245	$459	$17,704
Private label	12,696	246	12,942

Total	$29,941	$705	$30,646

December 31, 2010
Credit Cards	$18,367	$645	$19,012
Private label	13,356	337	13,693

Total	$31,723	$982	$32,705

(1)	Credit card and private label receivables continue to accrue interest after they become 90 days or more delinquent, consistent with industry practice.

Troubled debt restructurings See discussion of TDR Loans above for further details on this credit quality indicator.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

6.	Credit Loss Reserves

An analysis of credit loss reserves for continuing operations was as follows:

Year Ended December 31,	2011	2010
	(in millions)
Credit loss reserves at beginning of period	$2,306	$4,072
Provision for credit losses	1,421	1,962
Charge-offs	(2,507)	(4,249)
Recoveries	467	521

Credit loss reserves at end of period	$1,687	$2,306

The following table summarizes the changes in credit loss reserves by product/class and the related receivable balance by product during the years ended December 31, 2011 and 2010:

	Credit Card	Private Label	Total
	(in millions)
Year ended December 31, 2011 :
Credit loss reserve balances at beginning of period	$1,469	$837	$2,306
Provision for credit losses	995	426	1,421
Charge-offs	(1,660)	(847)	(2,507)
Recoveries	266	201	467

Net charge-offs	(1,394)	(646)	(2,040)

Credit loss reserve balance at end of period	$1,070	$617	$1,687

Ending balance: collectively evaluated for impairment	$892	$559	$1,451
Ending balance: individually evaluated for impairment(1)	177	59	236

Total credit loss reserves	$1,070	$617	$1,687

Receivables:
Collectively evaluated for impairment	$17,197	$12,774	$29,971
Individually evaluated for impairment(1)	507	168	675

Total receivables	$17,704	$12,942	$30,646

Year ended December 31, 2010 :
Credit loss reserve balances at beginning of period	$2,708	$1,364	$4,072
Provision for credit losses	1,379	583	1,962
Charge-offs	(2,938)	(1,311)	(4,249)
Recoveries	320	201	521

Net charge-offs	(2,616)	(1,110)	(3,727)

Credit loss reserve balance at end of period	$1,469	$837	$2,306

Ending balance: collectively evaluated for impairment	$1,220	$758	$1,978
Ending balance: individually evaluated for impairment(1)	249	79	328

Total credit loss reserves	$1,469	$837	$2,306

Receivables:
Collectively evaluated for impairment	$18,362	$13,463	$31,825
Individually evaluated for impairment(1)	650	230	880

Total receivables	$19,012	$13,693	$32,705

(1)

These amounts represent TDR Loans for which we evaluate reserves using a discounted cash flow methodology. Each loan is individually identified as a TDR Loan and then grouped together with other TDR Loans with similar characteristics. The discounted cash flow impairment analysis is then applied to these groups of TDR Loans.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

7.	Property and Equipment

Property and Equipment consisted of the following:

December 31,	2011	2010	Depreciable Life
	(in millions)
Land	$24	$24
Buildings and improvements	261	248	10-40 years
Furniture and equipment	142	164	3-10 years

Total	$426	$436
Accumulated depreciation and amortization	(190)	(171)

Properties and equipment, net	$236	$265

Depreciation and amortization expense for continuing operations totaled $36 million and $43 million during the years ended December 31, 2011 and 2010, respectively.

8.	Intangible Assets

Intangible assets consisted of the following:

December 31, 2011	Gross	Cumulative Impairment Charges	Accumulated Amortization	Carrying Value
	(in millions)
Purchased credit card relationships and related programs(1)	$1,736	$—	$1,269	$467

December 31, 2010	Gross	Cumulative Impairment Charges	Accumulated Amortization	Carrying Value
	(in millions)
Purchased credit card relationships and related programs(1)	$1,736	$—	$1,131	$605

(1)	Purchased credit card relationships are being amortized to their estimated residual value of $162 million at December 31, 2011 and 2010.

During the second quarter of 2011, we completed our annual impairment testing of intangible assets. As a result of this testing, we determined that the fair value of each remaining intangible asset exceeded its carrying value. Therefore, we concluded that none of our intangible assets were impaired.

The weighted-average amortization period for our purchased credit card relationships and related programs as of December 31, 2011 and 2010 was 106 months.

Intangible amortization expense totaled $138 million during the years ended December 31, 2011 and 2010. Estimated amortization expense associated with our intangible assets for each of the following years is as follows:

Year Ending December 31	(in millions)
2012	$135
2013	99
2014	71

9.	Income Taxes

As previously discussed above in the Summary of Significant Accounting Policies section, though the Business was historically included in the consolidated financial statements of the Parent, the Business’ income taxes are computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to carve-out tax provisions are compared with amounts presented in consolidated financial statements. In that event, the related deferred tax assets and liabilities could be significantly different from those presented herein. Furthermore, certain tax attributes, e.g., net operating loss carry forwards, which were actually reflected in the consolidated financial statements may or may not exist at the carve-out level.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

Total income taxes were as follows:

Year Ended December 31,	2011	2010
	(in millions)
Provision (benefit) for income taxes	$740	$765
Income taxes related to adjustments included in common shareholder’s equity:
Unrealized gains (losses) on securities available-for-sale, not other-than-temporarily impaired, net	(8)	8
Unrealized gains (losses) on other-than-temporarily impaired debt securities available-for-sale	3	(3)

Total	$735	$770

Provisions for income taxes were:

Year Ended December 31,	2011	2010
	(in millions)
Total current provision	$719	$571
Total deferred provision	21	194

Total income tax provision	$740	$765

The following table summarizes a reconciliation of the U.S. statutory Federal income tax rate to the Business’ effective tax rate, as a percentage of income before taxes:

Year Ended December 31	2011		2010
	(in millions)
Tax expense at the U.S. federal statutory income tax rate	$690	35.0%	$693	35.0%
Increase (decrease) in rate resulting from:
State and local taxes, net of Federal benefit	71	3.6	71	3.6
Other	(21)	1.1	1	0.1

Total income tax benefit	$740	37.5%	$765	38.7%

The effective tax rate for 2011 and 2010 was primarily impacted by state taxes.

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) operating loss and tax credit carry forwards. These items are stated at the enacted tax rates that are expected to be in effect when taxes are actually paid or recovered. In addition, certain corporate allocations were pushed down to the carve-out financial statements, without corresponding assets/liabilities. In such cases, the related deferred tax liability (or deferred tax asset, if applicable) was deemed to remain with HSBC North America and was not recorded by HSBC Card and Retail Services.

Temporary differences which gave rise to a significant portion of deferred tax assets and liabilities were as follows:

December 31,	2011	2010
	(in millions)
Deferred Tax Assets
Credit loss reserves	$665	$923
Other	280	273

Total deferred tax assets	945	1,196
Deferred Tax Liabilities
Fee income	611	777
Deferred loan origination costs	61	58
Intangibles	108	148
Capitalized Costs	52	71
Other	0	13

Total deferred tax liabilities	832	1,067

Net deferred tax asset	$113	$129

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

HSBC Card and Retail Services are included in HSBC North America’s consolidated Federal income tax return and in various combined state income tax returns. As such, we have entered into a tax allocation agreement with HSBC North America and its subsidiary entities included in the consolidated returns which govern the current amount of taxes to be paid or received by the various entities included in the consolidated return filings.

HSBC Card and Retail Services is subject to income tax examinations by tax authorities. Upon audit, taxing authorities may challenge all or part of an income tax position. HSBC Card and Retail Services regularly assesses the outcome of potential examinations in each of the tax jurisdictions when determining the adequacy of the amount of unrecognized tax benefit recorded. While it is often difficult to predict the final outcome or the timing of resolution of any particular tax position, HSBC Card and Retail Services has determined it has no uncertain tax positions through December 31, 2011 and 2010. However, audit outcomes and the timing of audit settlements and future events that would impact HSBC Card and Retail Services’ unrecognized tax benefits are subject to significant uncertainty.

Our consolidated Federal income tax returns are currently under audit by the Internal Revenue Service for the years 2006 and 2007 and in appeals procedures with the IRS Appeals Office for the tax periods 1998 through 2005. The Federal examination and an appeals resolution is expected to conclude in 2012. We are also subject to Federal examination for the years 2008 and forward. The IRS began their examination of 2008 and 2009 during the third quarter of 2011. We remain subject to state and local tax examinations for years 1998 and forward.

10.	Related Party Transactions

In the normal course of business, we conduct transactions within HSBC North America, as well as with HSBC and its subsidiaries. These transactions occur at prevailing market rates and terms and include funding arrangements, servicing arrangements, information technology and some centralized support services, item and statement processing services, banking and other miscellaneous services. The following table presents income generated by related party transactions:

Year Ended December 31,	2011	2010
	(in millions)
Income/(Expense):

Interest expense on debt managed centrally by Parent	$(318)	$(432)
Gain on receivable sales to HSBC affiliates	40	48
Servicing and other fees from HSBC affiliates	22	24
Support services from HSBC affiliates	(804)	(803)
Stock based compensation expense with HSBC	(4)	(5)

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

•	Interest expense on debt that is managed centrally by the Parent is allocated to the Business at a rate of approximately 1.24% and 1.54% for the years ended December 31, 2011 and 2010, respectively.

•

In July 2004, we purchased the account relationships associated with $970 million of credit card receivables from HSBC Bank USA, National Association (“HSBC Bank USA”) and on a daily basis, we sell new receivable originations on these credit card accounts to HSBC Bank USA. We continue to service these loans for a fee. At December 31, 2011, we serviced $1,209 million of loans for HSBC Bank USA and during the year ended December 31, 2011 received $15 million in fees for servicing these receivables. At December 31, 2010, we serviced $1,206 million of loans for HSBC Bank USA and during the year ended December 31, 2010 received $15 million in fees for servicing these receivables.

•

Under multiple service level agreements, we provide various services to HSBC Bank USA, including credit card servicing and processing activities and other operational and administrative support. Fees received for these services are reported as Servicing and other fees from HSBC affiliates.

•

We do not sponsor any pension, post retirement, or employee savings plan. However, our employees participate in certain funded final salary pension plans sponsored by HSBC North America. HSBC North America also provides post retirement and healthcare and life insurance benefits to its retired employees and dependants. There is no contractual agreement or stated policy between the Business and HSBC North America for charging the net defined benefit costs (note that the Business comprises parts of multiple legal entities). All obligations pursuant to these plans are obligations of HSBC North America and as such are not included in HSBC Card and Retail Services’ balance sheets. HSBC North America allocates to HSBC Card and Retail Services the net periodic benefit costs associated with employees that are beneficiaries of pensions and other employment costs. These costs are included in salaries and employee benefits in the income statement and totaled $13 million and $18 million for the years ended December 31, 2011 and 2010, respectively. The costs were allocated to the Business using various allocation methods, primarily head count and salaries. Our Parent contributes to these plans. The amount contributed to these plans by the Parent on our behalf cannot be determined.

•

HSBC North America’s technology and certain centralized support services including human resources, corporate affairs, risk management and other shared services and beginning in January 2010, legal, compliance, tax and finance are centralized within HSBC Technology and Services (USA) Inc. (“HTSU”). Technology related assets are generally capitalized and recorded on our consolidated balance sheet. HTSU also provides certain item processing and statement processing activities to us. The fees we pay HTSU for the centralized support services and processing activities are included in support services from HSBC affiliates.

•

We use HSBC Global Resourcing (UK) Ltd., an HSBC affiliate located outside of the United States, to provide various support services to our operations including among other areas, customer service, systems, collection and accounting functions. The expenses related to these services of $76 million and $101 million during the years ended December 31, 2011 and 2010, respectively, are included as a component of Support services from HSBC affiliates in the table above. During 2010 and through February 2011, the expenses for these services for all HSBC North America operations were billed directly to HTSU. Beginning in March 2011, HSBC Global Resourcing (UK) Ltd began billing us directly for the services we receive from them.

•	Support services from HSBC affiliates also includes banking services and other miscellaneous services provided by other subsidiaries of HSBC, including HSBC Bank USA.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

11.	Fair Value Measurements

Accounting principles related to fair value measurements provide a framework for measuring fair value and focuses on an exit price in the principal (or alternatively, the most advantageous) market accessible in an orderly transaction between willing market participants (the “Fair Value Framework”). The Fair Value Framework establishes a three-tiered fair value hierarchy with Level 1 representing quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs are inputs that are observable for the identical asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are inactive, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. Transfers between leveling categories are recognized at the end of each reporting period.

Fair Value of Financial Instruments The fair value estimates, methods and assumptions set forth below for our financial instruments, including those financial instruments carried at cost, are made solely to comply with disclosures required by generally accepted accounting principles in the United States and should be read in conjunction with the financial statements and notes included in this quarterly report. The following table summarizes the carrying values and estimated fair value of our financial instruments at December 31, 2011 and 2010.

	December 31, 2011		December 31, 2010
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
	(in millions)
Financial assets:

Interest bearing deposits with banks	$1,140	$1,140	$8	$8
Securities	92	92	1,184	1,184
Receivables:
Credit card	16,748	17,503	17,671	17,579
Private label	12,778	12,455	13,224	12,754

Total receivables	29,526	29,958	30,895	30,333
Federal Reserve Bank stock	33	33	34	34

Receivable values presented in the table above were determined using the Fair Value Framework for measuring fair value, which is based on our best estimate of the amount within a range of values we believe would be received in a sale as of the balance sheet date (i.e. exit price). The secondary market demand and estimated value for our receivables has been heavily influenced by the deteriorating economic conditions during the past few years, rising unemployment, changes in consumer behavior, changes in discount rates and the lack of financing options available to support the purchase of receivables. Many investors are non-bank financial institutions or hedge funds with high equity levels and a high cost of debt. For certain consumer receivables, investors incorporate numerous assumptions in predicting cash flows, such as higher charge-off levels and/or slower voluntary prepayment speeds than we, as the servicer of these receivables, believe will ultimately be the case. The investor discount rates reflect this difference in overall cost of capital as well as the potential volatility in the underlying cash flow assumptions, the combination of which may yield a significant pricing discount from our intrinsic value. The estimated fair values at December 31, 2011 and 2010 reflect these market conditions.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

Assets and Liabilities Recorded at Fair Value on a Recurring Basis: The following table presents information about our assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 and 2010, and indicates the fair value hierarchy of the valuation techniques utilized to determine such fair value.

	Assets (Liabilities) Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in millions)
December 31, 2011:
Available-for-sale securities:
U.S. Treasury	$80	$80	$—	$—
Foreign debt securities	1	—	1	—
Equity securities	10	10	—	—
Accrued interest	1	—	1	—

Total available-for-sale securities	$92	$90	$2	$—

	Assets (Liabilities) Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in millions)
December 31, 2010:
Available-for-sale securities:
U.S. Treasury	$337	$337	$—	$—
U.S. government sponsored enterprises	213	—	213	—
U.S. government agency issued or guaranteed	8	—	8	—
Obligations of U.S. states and political subdivisions	1	—	1	—
Asset-backed securities	20	—	2	18
U.S. corporate debt securities	233	—	233	—
Foreign debt securities	81	7	74	—
Equity securities	8	8	—	—
Money market funds	280	280	—	—
Accrued interest	4	1	3	—

Total available-for-sale securities	$1,185	$633	$534	$18

Significant Transfers Between Level 1 and Level 2 There were no transfers between Level 1 and Level 2 during 2011. Transfers from Level 1 (quoted unadjusted prices in active markets for identical assets or liabilities) to Level 2 (using inputs that are observable for the identical asset or liability, either directly or indirectly) were nil for 2010 and transfers from Level 2 to Level 1 totaled $9 million during 2010 as a result of reclassifications in certain product groupings.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

The following table reconciles the beginning and ending balances for assets recorded at fair value on a recurring basis using significant unobservable inputs (Level 3):

	2011	2010
	(in millions)
Beginning balance at beginning of period	$18	$24
Transfers into (out of) Level 3, net	—	—
Purchases, sales, issuances and settlements (net)	(14)	(2)
Total gains or losses (realized/unrealized):
Included in income from continuing operations	(4)	—
Included in other comprehensive income	—	(4)
Net change in accrued interest	—	—
Ending balance at end of period	$—	$18

Amount of total gains or losses for the period included in income attributable to the change in unrealized gains or losses relating to assets still held at end of period	$—	$—

Valuation Techniques The following summarizes the valuation methodologies used for assets and liabilities recorded at fair value and for estimating fair value for financial instruments not recorded at fair value but for which fair value disclosures are required.

Interest bearing deposits with banks: Carrying value approximates fair value due to the asset’s liquid nature.

Securities: Fair value for our available-for-sale securities is generally determined by a third party valuation source. The pricing services generally source fair value measurements from quoted market prices and if not available, the security is valued based on quotes from similar securities using broker quotes and other information obtained from dealers and market participants. For securities which do not trade in active markets, such as fixed income securities, the pricing services generally utilize various pricing applications, including models, to measure fair value. The pricing applications are based on market convention and use inputs that are derived principally from or corroborated by observable market data by correlation or other means. The following summarizes the valuation methodology used for our major security types:

•

U.S. Treasury, U.S. government agency issued or guaranteed and Obligations of U.S. States and political subdivisions – As these securities transact in an active market, the pricing services source fair value measurements from quoted prices for the identical security or quoted prices for similar securities with adjustments as necessary made using observable inputs which are market corroborated.

•

U.S. government sponsored enterprises – For certain government sponsored mortgage-backed securities which transact in an active market, the pricing services source fair value measurements from quoted prices for the identical securities or quoted prices for similar securities with adjustments as necessary made using observable inputs which are market corroborated. For government sponsored mortgage-backed securities which do not transact in an active market, fair value is determined using discounted cash flow models and inputs related to interest rates, prepayment speeds, loss curves and market discount rates that would be required by investors in the current market given the specific characteristics and inherent credit risk of the underlying collateral. At December 31, 2011 and 2010, all government sponsored mortgage-backed securities were transacted in an active market.

•

Asset-backed securities – Fair value is determined using discounted cash flow models and inputs related to interest rates, prepayment speeds, loss curves and market discount rates that would be required by investors in the current market given the specific characteristics and inherent credit risk of the underlying collateral.

•

U.S. corporate and foreign debt securities – For non-callable corporate securities, a credit spread scale is created for each issuer. These spreads are then added to the equivalent maturity U.S. Treasury yield to determine current pricing. Credit spreads are obtained from the new issue market, secondary trading levels and dealer quotes. For securities with early redemption features, an option adjusted spread (“OAS”) model is incorporated to adjust the spreads determined above. Additionally, the pricing services will survey the broker/dealer community to obtain relevant trade data including benchmark quotes and updated spreads.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

•

Equity securities – The fair value is based on the market price quoted for these securities at the reporting date. The market price is quoted as the Net Asset Value of the mutual funds at the end of each business day.

•	Money market funds – Carrying value approximates fair value due to the asset’s liquid nature.

We perform validations of the fair values sourced from the independent pricing services at least quarterly. Such validation principally includes sourcing security prices from other independent pricing services or broker quotes. The validation process provides us with information as to whether the volume and level of activity for a security has significantly decreased and assists in identifying transactions that are not orderly. Depending on the results of the validation, additional information may be gathered from other market participants to support the fair value measurements. A determination will be made as to whether adjustments to the observable inputs are necessary as a result of investigations and inquiries about the reasonableness of the inputs used and the methodologies employed by the independent pricing services.

Federal Reserve Bank stock: Federal Reserve Bank stock’s fair value was determined to approximate carrying value as carrying value equals redemption value.

Receivables: The estimated fair value of our receivables was determined by developing an approximate range of value from a mix of various sources as appropriate for the respective pool of assets. These sources include, among other items, value estimates from an HSBC affiliate which reflect over-the-counter trading activity; forward looking discounted cash flow models using assumptions we believe are consistent with those which would be used by market participants in valuing such receivables; trading input from other market participants which includes observed primary and secondary trades; where appropriate, the impact of current estimated rating agency credit tranching levels with the associated benchmark credit spreads; and general discussions held directly with potential investors. For revolving products, the estimated fair value excludes future draws on the available credit line as well as other items and, therefore, does not include the fair value of the entire relationship.

Valuation inputs include estimates of future interest rates, prepayment speeds, default and loss curves, estimated collateral values and market discount rates reflecting management’s estimate of the rate of return that would be required by investors in the current market given the specific characteristics and inherent credit risk of the receivables. Some of these inputs are influenced by collateral value changes and unemployment rates. To the extent available, such inputs are derived principally from or corroborated by observable market data by correlation and other means. We perform periodic validations of our valuation methodologies and assumptions based on the results of actual sales of such receivables. In addition, from time to time, we will engage a third party valuation specialist to measure the fair value of a pool of receivables. Portfolio risk management personnel provide further validation through discussions with third party brokers. Since an active market for these receivables does not exist, the fair value measurement process uses unobservable significant inputs which are specific to the performance characteristics of the various receivable portfolios.

12.	Commitments and Contingent Liabilities

Lease Obligations We lease certain offices, buildings and equipment for periods which generally do not exceed 25 years. The leases have various renewal options. The office space leases generally require us to pay certain operating expenses. Net rental expense under operating leases was $12 million and $14 million during the years ended December 31, 2011 and 2010, respectively.

We have lease obligations on certain office space which has been subleased through the end of the lease period. Under these agreements, the sublessee has assumed future rental obligations on the lease.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

Future net minimum lease commitments under noncancelable operating lease arrangements were:

Year Ending December 31	Minimum Rental Payments
(in millions)
2012	$18
2013	15
2014	15
2015	13
2016	14
2017	14
Thereafter	46

Net minimum lease commitments	$135

Litigation In addition to the matters described below, in the ordinary course of business, we are routinely named as defendants in, or as parties to, various legal actions and proceedings relating to activities of our current and/or former operations. These legal actions and proceedings may include claims for substantial or indeterminate compensatory or punitive damages, or for injunctive relief. In the ordinary course of business, we also are subject to governmental and regulatory examinations, information-gathering requests, investigations and proceedings (both formal and informal), certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief. In connection with formal and informal inquiries by these regulators, we receive numerous requests, subpoenas and orders seeking documents, testimony and other information in connection with various aspects of our regulated activities.

In view of the inherent unpredictability of litigation and regulatory matters, particularly where the damages sought are substantial or indeterminate or when the proceedings or investigations are in the early stages, we cannot determine with any degree of certainty the timing or ultimate resolution of litigation and regulatory matters or the eventual loss, fines, penalties or business impact, if any, that may result. We establish reserves for litigation and regulatory matters when those matters present loss contingencies that are both probable and can be reasonably estimated. The actual costs of resolving litigation and regulatory matters, however, may be substantially higher than the amounts reserved for those matters.

Given the substantial or indeterminate amounts sought in certain of these matters, and the inherent unpredictability of such matters, an adverse outcome in certain of these matters could have a material adverse effect on our financial statements in particular interim or annual periods.

Card Services Litigation Since June 2005, HSBC Finance Corporation, HSBC North America, and HSBC, as well as other banks and Visa Inc. and Master Card Incorporated, have been named as defendants in four class actions filed in Connecticut and the Eastern District of New York; Photos Etc. Corp. et al. v. Visa U.S.A., Inc., et al. (D. Conn. No. 05- CV-01007 (WWE)): National Association of Convenience Stores, et al. v. Visa U.S.A., Inc., et al.( E.D.N.Y. No. 05-CV 4520 (JG)); Jethro Holdings, Inc., et al. v. Visa U.S.A., Inc. et al. (E.D.N.Y. No. 05-CV-4521 (JG)); and American Booksellers Ass’n v. Visa U.S.A., Inc. et al. (E.D.N.Y. No. 05-CV-5391 (JG)). Numerous other complaints containing similar allegations (in which no HSBC entity is named) were filed across the country against Visa Inc., MasterCard Incorporated and other banks. These actions principally allege that the imposition of a no-surcharge rule by the associations and/or the establishment of the interchange fee charged for credit card transactions causes the merchant discount fee paid by retailers to be set at supracompetitive levels in violation of the Federal antitrust laws. These suits have been consolidated and transferred to the Eastern District of New York. The consolidated case is: In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL 1720, E.D.N.Y. (“MDL 1720”). A consolidated, amended complaint was filed by the plaintiffs on April 24, 2006 and a second consolidated amended complaint was filed on January 29, 2009. On February 7, 2011, MasterCard Incorporated, Visa Inc., the other defendants, including HSBC Finance Corporation, and certain affiliates of the defendants entered into settlement and judgment sharing agreements (the “Agreements”) that provide for the apportionment of certain defined costs and liabilities that the defendants, including HSBC Finance Corporation and our affiliates, may incur, jointly and/or severally, in the event of an adverse judgment or global settlement of one or all of these actions. The Agreements also cover any other potential or future actions that are transferred for coordinated pre-trial proceedings with MDL 1720. While we continue to believe that we have substantial meritorious defenses to the claims in this action, the parties are engaged in a mediation process at the direction of the District Court. Based on progress to date in mediation, we increased our litigation reserves in the fourth quarter of 2011 to an amount equal to our estimated portion of a potential settlement of this matter.

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

Debt Cancellation Litigation. Between July 2010 and May 2011, eight substantially similar putative class actions were filed against our subsidiaries, HSBC Bank Nevada, N.A. (“HSBC Bank Nevada”) and HSBC Card Services Inc.: Rizera et al. v. HSBC Bank Nevada et al. (D.N.J. No. 10-CV-03375); Esslinger et al v. HSBC Bank Nevada, N.A. et al. (E.D. Pa. No. 10-CV-03213); McAlister et al. v. HSBC Bank Nevada, N.A. et al. (W.D. Wash. No. 10-CV-05831); Mitchell v. HSBC Bank Nevada, N.A. et al. (D. Md. No. 10-CV-03232); Samuels v. HSBC Bank Nevada, N.A. et al. (N.D. III. No. 1 l-CV-00548); McKinney v. HSBC Card Services et al. (S.D. III. No. 10-CV-00786); Chastain v. HSBC Bank Nevada, N.A. (South Carolina Court of Common Pleas, 13th Circuit) (filed as a counterclaim to a pending collections action); Colton et al. v. HSBC Bank Nevada, N.A. et al. (C.D. Ca. No. 11-CV-03742). These actions principally allege that cardholders were enrolled in debt cancellation or suspension products and challenge various marketing or administrative practices relating to those products. The plaintiffs’ claims include breach of contract and the implied covenant of good faith and fair dealing, unconscionability, unjust enrichment, and violations of state consumer protection and deceptive acts and practices statutes. The Mitchell action was withdrawn by the plaintiff in March 2011. In July 2011, the parties in Rizera, Esslinger, McAlister, Samuels, McKinney and Colton executed a memorandum of settlement and filed notices of settlement of all claims in each respective court. The parties have memorialized the terms and conditions of the settlement in a formal agreement, and submitted the settlement on a consolidated basis for approval by the United States District Court for the Eastern District of Pennsylvania. On February 23, 2012, the District Court granted preliminary approval of the settlement and scheduled the final approval hearing for October 1, 2012. We are adequately reserved for the proposed settlement. A motion for class certification and a motion to defer consideration of class certification pending completion of the settlement were recently heard in the Chastain action. The motion to defer was granted and the case placed on stay pending progression of the consolidated settlement.

In October 2011, the Attorney General for the State of West Virginia filed a purported class action in the Circuit Court of Mason County, West Virginia, captioned State of West Virginia ex rel. Darrell V. McGraw, Jr. et al v. HSBC Bank Nevada, N.A. et al. (No. 11-C-93-N), alleging similar claims in connection with the marketing, selling and administering of debt cancellation and suspension products to consumers in West Virginia. In addition to damages, the Attorney General is seeking civil money penalties and injunctive relief. The action was removed to Federal Court and the Attorney General’s motion to remand is pending. We have received a similar inquiry from another state’s Attorney General, although no action has yet been filed.

13.	Concentration of Credit Risk

A concentration of credit risk is defined as a significant credit exposure with an individual or group engaged in similar activities or having similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

We have historically served non-conforming and non-prime consumers. Such customers are individuals who have limited credit histories, modest incomes, high debt-to-income ratios or have experienced credit problems caused by occasional delinquencies, prior charge-offs, bankruptcy or other credit related actions.

Because we primarily lend to individual consumers, we do not have receivables from any industry group that equal or exceed 10 percent of total receivables at either December 31, 2011 and 2010. We lend nationwide and our receivables are distributed as follows at December 31, 2011 and 2010:

December 31, 2011	Percent of Total Receivables
California	11%
Midwest (IL, IN, IA, KS, MI, MN, MO, NE, ND, OH, SD, WI)	27
Southeast (AL, FL, GA, KY, MS, NC, SC, TN)	16
West (AK, CO, HI, ID, MT, NV, OR, UT, WA, WY)	7
Middle Atlantic (DE, DC, MD, NJ, PA, VA, WV)	14
Southwest (AZ, AR, LA, NM, OK, TX)	13
Northeast (CT, ME, MA, NH, NY, RI, VT)	12

NOTES TO FINANCIAL STATEMENTS	HSBC CARD AND RETAIL SERVICES

December 31, 2010	Percent of Total Receivables
California	11%
Midwest (IL, IN, IA, KS, MI, MN, MO, NE, ND, OH, SD, WI)	27
Southeast (AL, FL, GA, KY, MS, NC, SC, TN)	16
West (AK, CO, HI, ID, MT, NV, OR, UT, WA, WY)	7
Middle Atlantic (DE, DC, MD, NJ, PA, VA, WV)	14
Southwest (AZ, AR, LA, NM, OK, TX)	13
Northeast (CT, ME, MA, NH, NY, RI, VT)	12

The following table reflects the percentage of consumer receivables by state which individually account for 5 percent or greater of our portfolio.

	Percentage of Portfolio Receivables at December 31, 2011		Percentage of Portfolio Receivables at December 31, 2010		Percent of Total Receivables
	Credit Cards	Private Label	Credit Cards	Private Label	December 31, 2011	December 31, 2010
California	9.6%	12.2%	10.1%	12.3%	10.7%	11.0%
Texas	6.9	9.6	6.8	9.5	8.0	7.9
New York	8.8	5.3	8.8	5.2	7.3	7.3
Illinois	5.2	6.6	5.1	6.4	5.8	5.7
Florida	5.3	5.3	5.4	5.3	5.3	5.4
Pennsylvania	5.1	4.9	5.1	4.8	5.0	5.0